                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this registration statement on Form SB-2 (file No. 333-58313) of our report dated May 21, 1997, which includes a legend relating to a reverse stock split, dated July 17, 1998, on our audit of the statement of operations, shareholders' equity and cash flows of Orthopaedic Biosystems Ltd., Inc. We also consent to the references to our firm under the captions "Experts" and "Selected Financial Data."



PRICEWATERHOUSECOOPERS LLP



Phoenix, Arizona


July 17, 1998